SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            August 28, 2001
                            ---------------
                            Date of Report
                  (Date of Earliest Event Reported)

                       WIZZARD SOFTWARE CORPORATION
                       ----------------------------
       (Exact Name of Registrant as Specified in its Charter)

   Colorado               333-69415               87-0575577
   --------               ---------               ----------
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
 Jurisdiction)

                              424 Gold Way
                      Pittsburgh, Pennsylvania 15213
                      ------------------------------
                 (Address of Principal Executive Offices)

                            (412) 621-0902
                            --------------
                       Registrant's Telephone Number

                            Not Applicable
                            --------------
        (Former Name or Former Address if changed Since Last Report)

Item 5.  Other Information.

         On August 28, 2001, the Company waived the Lock-Up/Leak-Out conditions respecting 224,763 "free trading" shares of its common stock that were subject to a Lock-Up/Leak-Out Agreement. The waiver was given in order to maintain an orderly market and increase the number of shares of the Company's common stock in the public float. There are 755,502 "restricted" shares and any shares that may be issued pursuant to certain outstanding warrants that are still subject to this Lock-Up/Leak-Out Agreement. The Lock-Up/Leak-Out Agreement, which was an exhibit to the 8-K Current Report of the Company dated February 7, 2001, (Exhibit 10.2), is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     Exhibit No.                 Exhibit Description
     -----------                 -------------------

8-K Current Report dated Feburary 7, 2001
      2          Plan of Reorganization and Stock Exchange Agreement.*
                      Schedules of the Registrant.
                      Schedules of Wizzard.

      3 Certificate of Amendment to the Articles of Incorporation increasing the capitalization of the Registrant to 100,000,000 shares, effecting a 1.65 for one forward split and changing the name of the Registrant to "Wizzard Software Corporation."*

     10.1        Amended and Restated Convertible Promissory Note.*

     10.2        Lock-Up/Leak-Out Agreement.*

     99          News Release dated February 7, 2001.*

         * As previously filed with the Securities and Exchange Commission and incorporated herein by reference.

                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WIZZARD SOFTWARE CORPORATION



Date:  9/5/01                 By/s/Christopher J. Spencer
     ---------------          -------------------------------
                              Christopher J. Spencer,
                              President, CEO and Director